SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                              (Amendment No. _____)

Filed by the Registrant                     [X]
Filed by a Party other than the Registrant  [ ]

Check the appropriate box:
[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to ss.240.14a-11(c) or ss.240.14a-12

                            NOBLE INTERNATIONAL, LTD.
                ------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


     -----------------------------------------------------------------------
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

          1)  Title of each class of securities to which transaction applies:

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          2)  Aggregate number of securities to which transaction applies:

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          3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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          4)  Proposed maximum aggregate value of transaction:

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          5)  Total fee paid:

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[ ] Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

          1)  Amount Previously Paid:

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          2)  Form, Schedule or Registration Statement No.:

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          3)  Filing Party:

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          4)  Dated Filed:

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
                           NOBLE INTERNATIONAL, LTD.
                     33 BLOOMFIELD HILLS PARKWAY, SUITE 155
                        BLOOMFIELD HILLS, MICHIGAN 48304

                          ----------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                  MAY 5, 2000
                                   10:00 A.M.

                          ----------------------------

     Notice is hereby given that the Annual Meeting of Stockholders of Noble International, Ltd. will be held at the Birmingham Country Club, 1750 Saxon Drive, Birmingham, MI 48009, on Friday, May 5, 2000, at 10:00 a.m. to consider and vote upon:

     1. The election of three (3) Class I directors to serve for a three year term expiring at the Annual Meeting of holders to be held in 2003 or until their successors have been duly elected and qualified;

     2. Ratification of Grant Thornton LLP as independent public accountants of the Company; and

     3. The transaction of such other business as may properly come before the Annual Meeting.

     The Board of Directors has fixed the close of business on March 8, 2000 as the record date for determination of stockholders entitled to notice of, and to vote, at the Annual Meeting. TO ASSURE THAT YOUR SHARES WILL BE REPRESENTED AT THE ANNUAL MEETING, PLEASE MARK, SIGN, DATE AND PROMPTLY RETURN THE ACCOMPANYING PROXY CARD IN THE ENCLOSED ENVELOPE. YOU MAY REVOKE YOUR PROXY AT ANY TIME BEFORE IT IS VOTED.

     Stockholders are cordially invited to attend the meeting in person. Please indicate on the enclosed proxy whether you plan to attend the meeting. Stockholders may vote in person if they attend the meeting even though they have executed and returned a proxy.

                                          By Order of the Board of Directors,


                                          /s/ Michael C. Azar
                                          -----------------------------------
                                          Michael C. Azar
                                          Secretary

Dated: April 13, 2000

                            NOBLE INTERNATIONAL, LTD.
                            ------------------------

                                 PROXY STATEMENT
                         ANNUAL MEETING OF STOCKHOLDERS

                            ------------------------

                                  INTRODUCTION

     This Proxy Statement is furnished by the Board of Directors of Noble International, Ltd., a Delaware corporation, (the 'Company') in connection with the solicitation of proxies for use at the Annual Meeting of Stockholders to be held on May 5, 2000 and at any adjournments thereof. The Annual Meeting has been called to consider and vote upon (1) the election of three Class I Directors,
(2) the ratification of Grant Thornton LLP as the Company's independent public accountants, and (3) such other business as may properly come before the Annual Meeting. This Proxy Statement and the accompanying Proxy are being sent to stockholders on or about April 13, 2000.

PERSONS MAKING THE SOLICITATION

     The Proxy is solicited on behalf of the Board of Directors of the Company. The original solicitation will be by mail. Following the original solicitation, the Board of Directors expects that certain individual stockholders will be further solicited through telephone or other oral communications from the Board of Directors. The Board of Directors does not intend to use specially engaged employees or paid solicitors. The Board of Directors intends to solicit proxies for shares which are held of record by brokers, dealers, banks or voting trustees, or their nominees, and may pay the reasonable expenses of such record holders for completing the mailing of solicitation materials to persons for whom they hold shares. All solicitation expenses will be borne by the Company.

TERMS OF THE PROXY

     The enclosed Proxy indicates the matters to be acted upon at the Annual Meeting and provides boxes to be marked to indicate the manner in which the stockholder's shares are to be voted with respect to such matters. By appropriately marking the boxes, a stockholder may specify whether the proxy shall vote for or against or shall be without authority to vote the shares represented by the Proxy. The Proxy also confers upon the proxy holder discretionary voting authority with respect to such other business as may properly come before the Annual Meeting.

     If the Proxy is executed properly and is received by the proxy holder prior to the Annual Meeting, the shares represented by the Proxy will be voted. Where a stockholder specifies a choice with respect to the matter to be acted upon, the shares will be voted in accordance with such specification. Any Proxy which is executed in such a manner as not to withhold authority to vote for the election of the specified nominees as Directors (see 'Matters To Be Acted Upon--Item 1: Election of Directors') shall be deemed to confer such authority. A Proxy may be revoked at any time prior to its exercise by giving written notice of the revocation thereof to Michael C. Azar, Secretary, Noble International, Ltd., 33 Bloomfield Hills Parkway, Suite 155, Bloomfield Hills, Michigan 48304, by attending the meeting and electing to vote in person, or by a duly executed Proxy bearing a later date.

                         VOTING RIGHTS AND REQUIREMENTS

VOTING SECURITIES

     The securities entitled to vote at the Annual Meeting consist of all of the issued and outstanding shares of the Company's common stock, $.001 par value per share ('Common Stock'). The close of business on March 8, 2000 has been fixed by the Board of Directors of the Company as the record date. Only stockholders of record as of the record date may vote at the Annual Meeting. As of the record date, there were 7,219,698 issued and outstanding shares of the Company's Common Stock entitled to vote at the Annual Meeting and approximately 55 holders of record and approximately 1,900 beneficial owners of the Company's Common Stock.

QUORUM

     The presence at the Annual Meeting of the holders of a number of shares of the Company's Common Stock and Proxies representing the right to vote shares of the Company's Common Stock in excess of one-half of the number of shares of the Company's Common Stock outstanding as of the record date will constitute a quorum for transacting business.

                       COMMON STOCK OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth information, as of March 8, 2000, with respect to the beneficial ownership of the Company's Common Stock by: (i) each person known by the Company to own more than 5% of the Company's Common Stock;
(ii) each director and nominee for director; (iii) each officer of the Company named in the Summary Compensation Table; and (iv) all officers and directors of the Company as a group. Except as otherwise indicated, each stockholder listed below has sole voting and investment power with respect to the shares beneficially owned by such person.

                               NAME AND ADDRESS                                    NUMBER OF SHARES     PERCENT OF
                            OF BENEFICIAL OWNER(1)                                BENEFICIALLY OWNED      CLASS
-------------------------------------------------------------------------------   ------------------    ----------
Robert J. Skandalaris(2).......................................................        3,068,956           42.51%
Richard V. Balgenorth..........................................................           87,554            1.21%
Michael C. Azar................................................................           41,156            0.57%
Richard K. Mastain(3)..........................................................            5,000            0.07%
Lloyd P. Jones III.............................................................           42,000            0.58%
Anthony R. Tersigni(4).........................................................           10,000            0.14%
Mark T. Behrman(5).............................................................            9,954            0.14%
Daniel J. McEnroe(4)...........................................................           10,000            0.14%
Michael R. Hottinger(6)........................................................            6,250            0.09%
Christopher L. Morin...........................................................           15,000            0.21%
Daniel W. Sampson..............................................................              850            0.01%
Jonathan P. Rye(7).............................................................            5,000            0.07%
All Directors and Officers as a group (12 persons).............................        3,301,720           45.73%

------------------
(1) The address of each named person is 33 Bloomfield Hills Parkway, Suite 155, Bloomfield Hills, Michigan 48304.

(2) Includes 150,396 shares of Common Stock held by Robert J. Skandalaris as custodian for his three minor children; and 534,742 shares of Common Stock over which Mr. Skandalaris exercises voting power pursuant to certain Voting Agreements and Powers of Attorney.

(3) Includes options to purchase 5,000 shares of Common Stock at $13.55 per share expiring in 2004.

(4) Includes options to purchase 5,000 shares of Common Stock at $6.23 per share expiring in 2003, and 5,000 shares of Common at $13.55 per share expiring in 2004.

(5) Includes options to purchase 1,250 shares of Common Stock at $10.98 per share expiring in 2004, and 5,000 shares of Common Stock at $13.55 per share expiring in 2004.

(6) Includes options to purchase 1,250 shares of Common Stock at $6.16 per share expiring in 2003, and 5,000 shares of Common Stock at $13.55 per share expiring in 2004.

(7) Includes options to purchase 5,000 shares of Common Stock at $13.55 per share expiring in 2004.

                            MATTERS TO BE ACTED UPON

ITEM 1: ELECTION OF DIRECTORS

     The nominees for the Board of Directors are set forth below. The Company has a classified Board of Directors that is divided into three (3) classes with three year terms of office ending in different years. The term of the Class I Directors expires this year. The Company's Bylaws give the Board the power to set the number of directors at no less than seven nor more than twelve. The size of the Company's Board is currently set at nine. Three Class I Directors are to be elected at the Annual Meeting to be held on May 5, 2000.

     Three (3) persons have been nominated by the Board of Directors to serve as the Class I Directors until the 2003 Annual Meeting of Stockholders. The Board of Directors recommends that the three (3) nominees, Daniel W. Sampson, Jonathan
P. Rye and Richard K. Mastain, be elected to serve as the Class I Directors until the 2003 Annual Meeting of Stockholders.

     The Board knows of no reason why any nominee for director would be unable to serve as a director. In the event that any of them should become unavailable prior to the Annual Meeting, the Proxy will be voted for a substitute nominee or nominees designated by the Board of Directors, or the number of directors may be reduced accordingly.

                             NOMINEES FOR DIRECTORS

CLASS I NOMINEES TO SERVE UNTIL THE 2003 ANNUAL MEETING

     The following table sets forth the name and age of each nominee for director, the year he was first elected a director and his position(s) with the Company.

                                                         DIRECTOR
NAME                                              AGE     SINCE                     POSITIONS HELD
-----------------------------------------------   ---    --------   -----------------------------------------------
Daniel W. Sampson..............................   49       1999     Chief Financial Officer and Director
Jonathan P. Rye................................   44       1999     Director
Richard K. Mastain.............................   48       1999     Director

     DANIEL W. SAMPSON is a nominee for Director of the Company. Mr. Sampson joined the Company in October 1998 as its Chief Financial Officer and became a Director in January 1999. Prior to joining the Company, Mr. Sampson was Chief Financial Officer and group controller of BBA Nonwovens, a large manufacturer of nonwovens with operations in the United States, Europe and South America. Mr. Sampson was Vice President-Finance and group controller for Fasco Motors Group, a large electric motor and blower manufacturing group with operations in the United States, Canada, Mexico, Australia and Europe from 1992 to 1996. Mr. Sampson began his career as a Certified Public Accountant with the national accounting firm of PricewaterhouseCoopers LLP.

     JONATHAN P. RYE is a nominee for Director of the Company. Mr. Rye is the Managing Partner of Greenfield Partners, a private investment capital firm specializing in the acquisition of Michigan based manufacturing and service companies with revenues between $2.5 million and $25 million. Mr. Rye also serves as Chairman of Greenfield Commercial Credit, a commercial financing company established in 1995 to meet the financing needs of Midwest businesses. Prior thereto, Mr. Rye served as CEO of Lamb Technicon, a leading supplier of large automated manufacturing systems with annual sales of $400 million, until its sale to Litton Industries in 1987.

     RICHARD K. MASTAIN is a nominee for Director of the Company. From 1996 to 2000, Mr. Mastain served as Managing Partner of Twenty First Century Advisors, a portfolio manager of both a domestic fund and an offshore fund. Mr. Mastain also currently serves as a partner of Delta Capital Management, a New York based investment advisor. From January 1993 until July 1997, Mr. Mastain served as Managing Director of Dreman Value Advisors. Prior thereto, Mr. Mastain served a Co-National Manager for Prudential Asset Management Company, a subsidiary of the Prudential Insurance Company, which manages over $100 billion in pension assets.

             MEMBERS OF THE BOARD OF DIRECTORS CONTINUING IN OFFICE

     The following individuals are directors of the Company who will continue to serve as a director:

CLASS II DIRECTORS TO SERVE UNTIL THE 2001 ANNUAL MEETING

     MICHAEL R. HOTTINGER, AGE 49, joined the Company's Board of Directors in December 1998. Prior to its recent sale in 1999, Mr. Hottinger was the President and CEO of ACD Tridon, Inc., a supplier of windshield wiper systems, electronics, and engineered fasteners to the worldwide automotive industry. Mr. Hottinger has also served in various management positions at General Motors and Magna International.

     LLOYD P. JONES, III, AGE 50, joined the Company in February 1998 as its President and Chief Operating Officer. Mr. Jones became a member of the Board of Directors in February 1998. Prior to joining the Company, Mr. Jones served as Executive Vice President of A.G. Simpson, a Tier I automotive supplier. From 1993 to 1996, Mr. Jones served as Vice President of Sales for Masco Tech Stamping Technologies, Inc., a Tier I automotive supplier of a broad range of products. Mr. Jones also served as Executive Vice President of Sales and Marketing of Magna International, Inc., a multi-billion dollar Tier I supplier of a diverse line of automotive parts.

     DANIEL J. MCENROE, AGE 37, joined the Company's Board of Directors in November 1997. Since 1995, Mr. McEnroe has been the Treasurer of Detroit Diesel Corporation. Mr. McEnroe also serves as a member of the board of directors and as a representative on the credit committee of Detroit Diesel Capital Corporation. Prior to joining Detroit Diesel Corporation, Mr. McEnroe served as Assistant Treasurer of Penske Corporation, a privately held holding company whose operating entities include Detroit Diesel Corporation. Mr. McEnroe has been a Certified Public Accountant since 1985 and a Chartered Financial Analyst since 1991.

CLASS III DIRECTORS TO SERVE UNTIL THE 2002 ANNUAL MEETING

     ROBERT J. SKANDALARIS, AGE 47, the Company's founder, currently serves as Chairman of the Board, Chief Executive Officer and Director. Prior to founding the Company in 1993, Mr. Skandalaris was Vice Chairman and a shareholder of The Oxford Investment Group, Inc., a Michigan-based merchant banking firm and served as Chairman and Chief Executive Officer of Acorn Asset Management, a privately held investment advisory firm. Mr. Skandalaris began his career as a Certified Public Accountant with the national accounting firm of Touche Ross & Co.

     ANTHONY R. TERSIGNI, ED.D, AGE 50, joined the Company's Board of Directors in November 1997. Dr. Tersigni is the President and Chief Executive Officer of St. John Health System, an integrated health delivery system headquartered in Detroit, Michigan. Prior to joining St. John Health System in 1995, Dr. Tersigni was President and Chief Executive Officer of Oakland General Health Systems, Inc., in Madison Heights, Michigan. Dr. Tersigni holds a doctorate in Organizational Development.

     MARK T. BEHRMAN, AGE 37, joined the Company's Board of Directors in January 1999. Mr. Behrman is the Managing Director of Corporate Finance and Global Investment Banking of BlueStone Capital Partners, L.P., an investment and merchant banking firm. Prior to joining BlueStone Capital, Mr. Behrman served as Managing Director and Head of Corporate Finance for Commonwealth Associates. Previously, he was the Chief Financial Officer of Fundamental Brokers, Inc. He was also employed by Drexel Burnham Lambert, Inc. in various financial capacities, and began his financial career at Paine Webber, Inc.

     The executive officer of the Company who is not also a director is as follows:

     MICHAEL C. AZAR, AGE 36, GENERAL COUNSEL, VICE PRESIDENT AND SECRETARY, joined the Company in November 1996. Mr. Azar also served as a member of the Company's Board of Directors from December 1996 until November 1997. Prior to joining the Company, Mr. Azar was employed as General Counsel to River Capital, Inc., an investment banking firm, from January through November 1996. From 1988 to 1995, Mr. Azar practiced law with the firm of Mason, Steinhardt, Jacobs and Perlman in Southfield, Michigan.

BOARD OF DIRECTORS MEETINGS AND COMMITTEES

     During the fiscal year ended December 31, 1999, there were six meetings of the Board of Directors. Robert J. Skandalaris, Lloyd P. Jones, III, Anthony R. Tersigni and Michael R. Hottinger served on the Nominating Committee. Daniel J. McEnroe, Jonathan P. Rye and Mark T. Behrman, all of whom are independent directors, served on the Company's Audit Committee. Richard K. Mastain, Daniel
J. McEnroe and Anthony R. Tersigni all of whom are independent directors, served on the Company's Compensation Committee. One meeting of each of the committees was held during the fiscal year ended December 31, 1999.

                  EXECUTIVE COMPENSATION AND OTHER INFORMATION

EXECUTIVE COMPENSATION

     The following table sets forth the total compensation earned by the Chief Executive Officer and all other executive officers who earned in excess of $100,000 per annum during any of the Company's last three fiscal years.

                           SUMMARY COMPENSATION TABLE

                                                                                     LONG TERM COMPENSATION
                                                                                     ----------------------
                                                         ANNUAL COMPENSATION(1)            SECURITIES
                                                       ---------------------------         UNDERLYING
NAME AND PRINCIPAL POSITION                            YEAR   SALARY($)   BONUS($)      OPTIONS/SARS(#)
-----------------------------------------------------  ----   ---------   --------   ----------------------
Robert J. Skandalaris,                                 1999   $ 240,000   $122,771            50,000
  Chief Executive Officer............................  1998   $ 225,000
                                                       1997   $ 174,230

Lloyd P. Jones, III, President                         1999   $ 240,000   $101,450            25,000
  and Chief Operating Officer(3).....................  1998   $ 181,875                      100,000

Christopher L. Morin,                                  1999   $ 179,392   $180,000            10,000
  Chief Operating Officer(4).........................  1998   $ 175,000   $ 30,000            50,000

Daniel W. Sampson,
  Chief Financial Officer(5).........................  1999   $ 145,000   $ 50,725            45,000

Michael C. Azar,                                       1999   $ 145,000   $ 50,725            20,000
  General Counsel....................................  1998   $ 115,000   $ 13,500            10,000

------------------
(1) Does not include any value that might be attributable to job-related personal benefits, the annual value of which has not exceeded the lesser of 10% of annual salary plus bonus or $50,000 for each executive officer.

(2) Mr. Skandalaris agreed to forego any bonus for the year ended December 31, 1997. See 'Employment Agreement.'

(3) Mr. Jones joined the Company in February 1998 as its President and also became Chief Operating Officer in August 1998.

(4) Mr. Morin served as Chief Operating Officer of Noble from June 1997 until August 1998 when he moved to the Company's subsidiary, Noble Technologies, Inc. ('NTI') where he currently serves as Chief Executive Officer. Since August 1999 he has also served as the Chief Executive Officer of NTI's subsidiary Noble Metal Processing, Inc.

(5) Mr. Sampson joined the Company in October 1998 as its Chief Financial
    Officer.

                           OPTION/SAR GRANTS IN 1999

                                     INDIVIDUAL GRANTS(1)
-----------------------------------------------------------------------------------------------   POTENTIAL REALIZABLE VALUE AT
                               NUMBER OF      % OF TOTAL                                          ASSUMED ANNUAL RATES OF STOCK
                               SECURITIES    OPTIONS/SARS    EXERCISE      MARKET                 PRICE APPRECIATION FOR OPTION
                               UNDERLYING     GRANTED TO      OR BASE      PRICE                              TERM
                              OPTIONS/SARS   EMPLOYEES IN      PRICE      ON DATE    EXPIRATION   -----------------------------
            NAME               GRANTED(#)    FISCAL YEAR      ($/SH)      OF GRANT      DATE       0%($)     5%($)      10%($)
----------------------------  ------------   ------------   -----------   --------   ----------   -------   --------   --------
Robert J. Skandalaris.......     50,000          23.3%        $ 12.63      $14.37     11/12/04    $87,000   $288,500   $525,500
Lloyd P. Jones, III.........     25,000          11.6%        $ 12.63      $14.37     11/12/04    $43,500   $142,750   $262,750
Daniel W. Sampson...........     25,000          11.6%        $  7.86      $ 9.25     01/04/04    $34,750   $ 98,750   $176,000
                                 20,000           9.3%        $ 12.63      $14.37     11/12/04    $34,800   $114,200   $210,200
Michael C. Azar.............      5,000           2.3%        $  7.86      $ 9.25     01/04/04    $ 6,950   $ 19,750   $ 35,200
                                 15,000           7.0%        $ 12.63      $14.37     11/12/04    $26,100   $ 85,650   $157,650
Christopher L. Morin........     10,000           4.7%        $ 12.63      $14.37     11/12/04    $17,400   $ 57,100   $105,100

------------------
(1) All options granted in 1999 vest in accordance with the Company's standard vesting schedule, which provides for vesting of 40% of the options granted after two years, an additional 30% after three years and the remaining 30% after four years.

1997 STOCK OPTION PLAN

     In November 1997, the Board of Directors of the Company adopted, and in April 1998, the Company's stockholders approved, the Noble International, Ltd. 1997 Stock Option Plan (the '1997 Plan'). The 1997 Plan provides for the grant to employees, officers, directors, consultants and independent contractors of non-qualified stock options as well as for the grant of stock options to employees that qualify as incentive stock options under Section 422 of the Internal Revenue Code of 1986 ('Code'). Although the Company has approximately 1,200 employees technically eligible to participate in the 1997 Plan, it is anticipated the stock options will be granted only to a limited number of management level personnel. The 1997 Plan terminates on November 24, 2007. The purpose of the 1997 Plan is to enable the Company to attract and retain qualified persons as employees, officers and directors and others whose services are required by the Company, and to motivate such persons by providing them with an equity participation in the Company. The 1997 Plan reserved 700,000 shares of the Company's common stock for issuance, subject to adjustment upon occurrence of certain events affecting the capitalization of the Company.

     The 1997 Plan is administered by the Compensation Committee of the Board of Directors (the 'Committee'), which has, subject to specified limitations, the full authority to grant options and establish the terms and conditions for vesting and exercise thereof. The exercise price of incentive stock options granted under the 1997 Plan is required to be no less than the fair market value of the common stock on the date of grant (110% in the case of a greater than 10% stockholder). The exercise price of non-qualified stock options is required to be no less than 85% of the fair market value of the common stock on the date of grant. Options may be granted for terms of up to 10 years (5 years in the case of incentive stock options granted to greater than 10% stockholders). No optionee may be granted incentive stock options such that the fair market value of the options which first become exercisable in any one calendar year exceeds $100,000. If an optionee ceases to be employed by, or ceases to have a relationship with the Company, such optionee's options expire six months after termination of the employment or consulting relationship by reason of death, one year after termination by reason of permanent disability, immediately upon termination for cause and three months after termination for any other reason.

     In order to exercise an option granted under the 1997 Plan, the optionee must pay the full exercise price of the shares being purchased. Payment may be made either: (i) in cash; (ii) at the discretion of the Committee, by delivering shares of common stock already owned by the optionee that have a fair market value equal to the applicable exercise price; or (iii) in the form of such other consideration as may be determined by the Committee and permitted by applicable law.

     Subject to the foregoing, the Committee has broad discretion to describe the terms and conditions applicable to options granted under the 1997 Plan. The Committee may at any time discontinue granting options under the 1997 Plan or otherwise suspend, amend or terminate the 1997 Plan and may, with the consent of an optionee, make such modification of the terms and conditions of such optionee's option as the Committee shall deem advisable. However, the Committee has no authority to make any amendment or modifications to the 1997 Plan or any outstanding option which would: (i) increase the maximum number of shares which may be purchased pursuant to options granted under the 1997 Plan, either in the aggregate or by an optionee, except in connection with certain antidilution adjustments; (ii) change the designation of the class of employees eligible to receive qualified options; (iii) extend the term of the 1997 Plan or the maximum option period thereunder; (iv) decrease the minimum qualified option price or permit reductions of the price at which shares may be purchased for qualified options granted under the 1997 Plan, except in connection with certain antidilution adjustments; or (v) cause qualified stock options issued under the 1997 Plan to fail to meet the requirements of incentive stock options under
Section 422 of the Code. Any such amendment or modification shall be effective immediately, subject to stockholder approval thereof within 12 months before or after the effective date. No option may be granted during any suspension or after termination of the 1997 Plan.

     The 1997 Plan is designed to meet the requirements of an incentive stock option plan as defined in Code Section 422. As a result, an optionee will realize no taxable income, for federal income tax purposes, upon either the grant of an incentive stock option under the 1997 Plan or its exercise, except that the difference between the fair market value of the stock on the date of exercise and the exercise price is included as income for purposes of calculating Alternative Minimum Tax. If no disposition of the shares acquired upon exercise is made by the optionee within two years from the date of grant or within one year from the date the shares are transferred to the optionee, any gain realized upon the subsequent sale of the shares will be taxable as a capital gain. In such case, the Company will be entitled to no deduction for federal income tax purposes in connection with either the grant or the exercise of the option. If, however, the optionee disposes of the shares within either of the periods mentioned above, the optionee will realize earned income in an amount equal to the excess of the fair market value of the shares on the date of exercise (or the amount realized on disposition if less) over the exercise price, and the Company will be allowed a deduction for a corresponding amount.

DIRECTOR COMPENSATION

     Directors who are employees of the Company receive no compensation, as such, for their service as members of the Board. Directors who are not employees of the Company receive an attendance fee of $1,000 for each Board meeting or committee meeting attended in person by that director and $250 for each telephonic Board meeting or committee meeting in which such director participated; however, fees for in-person meetings of the Board and committees may not exceed $1,000 per day. All directors are reimbursed for expenses incurred in connection with attendance at meetings. In addition, directors are eligible to participate in the Company's 1997 Stock Option Plan.

EMPLOYMENT AGREEMENT

     The Company entered into an employment agreement with Robert J. Skandalaris, its Chief Executive Officer, on April 2, 1997 (the 'Employment Agreement'). The Employment Agreement provides for an initial term of three years, with an unlimited number of successive three-year renewals subject to the election by either party not to renew the Employment Agreement. The Employment Agreement provides for a base salary of $225,000, per annum commencing May 1, 1997 and continuing for the remainder of the term of employment subject to adjustment by the Board of Directors.(1) Mr. Skandalaris is also entitled to an incentive bonus for each fiscal year in an amount to be determined by the Compensation Committee of the Board (other than for 1997, for which year Mr. Skandalaris agreed to forego any bonus) as well as to participate in any executive bonus or other incentive compensation program adopted by the Company. In the event Mr. Skandalaris' employment is terminated by the Company, without cause, or by reason of his death or disability, or in the event the Employment Agreement is not renewed, the Company is obligated to pay to Mr. Skandalaris, as severance and/or liquidated damages, an amount equal to three times his

------------------
(1) Pursuant to an adjustment approved by the Board of Directors, Mr. Skandalaris' base salary was increased to $240,000 in 1999.

annual base salary at the time of termination plus any incentive bonus due under the Employment Agreement. Prior to April 1, 1997, the Company did not have an employment agreement with Mr. Skandalaris.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's officers, directors and persons who beneficially own more than 10% of a registered class of the Company's equity securities to file reports of securities ownership and changes in such ownership with the Securities and Exchange Commission (the 'SEC'). Officers, directors and greater than 10% beneficial owners are also required by rules promulgated by the SEC to furnish the Company with copies of all Section 16(a) forms they file.

     Based solely upon a review of the copies of such forms furnished to the Company, or written representations that no Form 5 filings were required, the Company believes that during the period from January 1, 1999 through December 31, 1999, all Section 16(a) filing requirements applicable to its officers, directors and greater than 10% beneficial owners were complied with.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

  Other Matters

     Certain stockholders of the Company have entered into voting agreements and powers of attorney with the Company granting to Robert J. Skandalaris an irrevocable proxy to vote their shares of Common on all matters. These voting agreements also bind after-acquired shares and shares transferred to third parties. An aggregate of 534,742 shares, representing 7.5% of the outstanding shares, are subject to such voting agreements. These shares are owned by James
D. Skandalaris, Richard G. Skandalaris, George J. Skandalaris, Joseph J. Skandalaris and Robert J. Skandalaris as trustee for his minor children.

     On January 15, 1996, the Company received a loan of $300,000 from James D. Skandalaris, the father of Robert J. Skandalaris, evidenced by an unsecured promissory note with interest at 10% per annum, payable monthly, with the principal balance due upon demand. In addition, on March 1, 1994, James D. Skandalaris made a loan of $90,000 to Noble Component Technologies, Inc. ('NCT'), a former wholly-owned subsidiary of the Company, evidenced by an unsecured demand note with interest only payments due monthly at a rate of 10% per annum. Effective June 30, 1997, James D. Skandalaris entered into a letter agreement with the Company and NCT providing that no demand for repayment of the principal balance of either the January 15, 1996 or March 1, 1994 notes would be made until after December 30, 1998. The January 15, 1996 and March 1, 1994 notes were paid in February 1999.

     On December 17, 1998, the Company received a loan of $6,000,000 from Robert
J. Skandalaris, the Company's Chief Executive Officer. The loan was evidenced by a unsecured term note due December 31, 2000 with interest at the annual rate of 12%. Interest was payable monthly and principal payments of $250,000 thousand were payable quarterly with the balance due December 31, 2000. Amounts outstanding were subordinated to the Credit Facility, Debentures and Junior Notes discussed in Note E to the consolidated financial statements of the Company included in the Company's Annual Report. In connection with the $6,000,000 loan, the Company agreed to register for resale under the Securities Act of 1933 an aggregate of 2,313,018 shares of Common Stock held by Mr. Skandalaris. The Company repaid the loan to Mr. Skandalaris in March 2000.

         REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

     The Compensation Committee report shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

COMPENSATION PHILOSOPHY

     The Compensation Committee, is responsible for developing and recommending the Company's executive compensation policies to the Board of Directors. The executive compensation philosophy of the Company is to (i) attract and retain qualified management to run the business efficiently and guide the Company's growth in both existing and new markets, (ii) establish a link between management compensation and the achievement of the Company's annual and long-term performance goals, (iii) recognize and reward individual initiative and achievement, and (iv) competitive compensation practices.

BASE SALARIES

     Base salaries for management employees are based primarily on the responsibilities of the position and the experience of the individual, with reference to the competitive marketplace for management talent, measured in terms of executive compensation offered by comparable companies in related businesses. Increases in base salaries are based upon the performance of the executive officers as compared to pre-established goals.

CASH BONUSES

     Cash bonuses are awarded to executive officers approved by the Compensation Committee. Bonus amounts were based upon performance of the Company during 1999 as compared to specific performance goals established and approved by the Compensation Committee at the beginning of 1999.

OPTIONS

     The Company grants options under the 1997 Plan as part of its strategy to attract and retain qualified persons as executive officers and to motivate such persons by providing them with an equity participation in the Company. During 1999, options to purchase an aggregate of 181,250 shares were granted to executives of the Company and its subsidiaries.

CEO COMPENSATION

     At their meeting in November 1998 the Board of Directors, upon recommendation from the Compensation Committee, approved a change in Mr. Skandalaris' base salary for fiscal 1999 effective January 1, 1999. The Compensation Committee undertook a survey of senior executive salaries within the industry, including companies which were similar to the Company in terms of assets, sales, revenue and earnings, including those companies within the Auto-Parts Index. As a result of the review, as well as a comparison of competitive compensation practices, the Committee authorized a increase of $15,000 for Mr. Skandalaris, raising his annual base salary to $240,000.

                                          Sincerely,



                                          Richard K. Mastain
                                          Daniel J. McEnroe
                                          Anthony R. Tersigni
                                          COMPENSATION COMMITTEE

                               PERFORMANCE GRAPH

     The following graph demonstrates the cumulative total return, on an indexed basis, to the holders of the Company's Common Stock in comparison with the Russell 2000 Index and an Auto-Parts Index published by Dow-Jones. The Auto-Parts Index closely approximates the Company's current and anticipated future peer group.

     The graph assumes $10,000 invested on November 18, 1997 (the date the Common Stock commenced publicly trading) in the Common Stock, in the Russell 2000 Index and the Auto-Parts Index. The historical performance shown on the graph is not necessarily indicative of future price performance.

                          [PERFORMANCE GRAPH OMITTED]

                          NOVEMBER 18, 1997    DECEMBER 31, 1997    DECEMBER 31, 1998    DECEMBER 31, 1999
                          -----------------    -----------------    -----------------    -----------------
The Company                     10,000                9,930               10,138               15,972
Russell 2000 Index              10,000               10,165                9,814               11,740
Auto-Parts Index                10,000               10,267                9,973               10,035

ITEM 2: RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     The Board of Directors, upon recommendation of the Audit Committee, has appointed Grant Thornton LLP as independent public accountants, to audit the consolidated financial statements of the Company for the year ending December 31, 2000 and to perform other appropriate services as directed by the Company's management and Board of Directors.

     A proposal will be presented at the meeting to ratify the appointment of Grant Thornton LLP as the Company's independent public accountants. It is expected that a representative of Grant Thornton LLP will be present at the Annual Meeting to respond to appropriate questions or to make a statement if he or she so desires. If the stockholders do not ratify this appointment by the affirmative vote of a majority of the shares represented in person or by proxy at the meeting, other independent public accountants will be considered by the Board of Directors upon recommendation of the Audit Committee.

VOTE REQUIRED

     The ratification of Grant Thornton LLP as the Company's independent public accountants will require the affirmative vote of the holders of at least a majority of the outstanding shares of the Company's Common Stock present or represented at the meeting. THE BOARD OF DIRECTORS RECOMMENDS A VOTE 'FOR' RATIFICATION OF THE APPOINTMENT OF GRANT THORNTON LLP AS THE COMPANY'S INDEPENDENT PUBLIC ACCOUNTANTS.

ITEM 3: OTHER MATTERS

     Except for the matters referred to in the accompanying Notice of Annual Meeting, management does not intend to present any matter for action at the Annual Meeting and knows of no matter to be presented at the meeting that is a proper subject for action by the stockholders. However, if any other matters should properly come before the meeting, it is intended that votes will be cast pursuant to the authority granted by the enclosed Proxy in accordance with the best judgment of the person or persons acting under the Proxy.

                                 ANNUAL REPORT

     The Annual Report to Stockholders covering the Company's fiscal year ended December 31, 1999 is being mailed to stockholders with this Proxy Statement. The Company's annual report on Form 10-K under the Securities Exchange Act of 1934 for the year ended December 31, 1999, including the financial statements and schedules thereto, which the Company has filed with the Securities and Exchange Commission will be made available to beneficial owners of the Company's securities upon request. The annual report does not form any part of the material for the solicitation of the Proxy.

                             STOCKHOLDER PROPOSALS

     Stockholders who intend to have a proposal considered for inclusion in the Company's proxy materials for presentation at the 2001 Annual Meeting of Stockholders must submit the proposal to the Company no later than December 20, 2000. Stockholders who intend to present a proposal at the 2001 Annual Meeting of Stockholders without inclusion of such proposal in the Company's proxy materials are required to provide notice of such proposal to the Company no later than February 25, 2001. The Company reserves the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements.

                       REQUEST TO RETURN PROXIES PROMPTLY

     A Proxy is enclosed for your use. Please mark, date, sign and return the Proxy at your earliest convenience. The Proxy requires no postage if mailed in the United States in the postage-paid envelope provided. A prompt return of your Proxy will be appreciated.

                                          By Order of the Board of Directors,

                                          /s/ MICHAEL C. AZAR

                                          Michael C. Azar
                                          Secretary

Bloomfield Hills, Michigan
April 13, 2000

              NOBLE INTERNATIONAL, LTD. PROXY - 2000 ANNUAL MEETING Solicited on behalf of the Board of Directors for the
                           Annual Meeting May 5, 2000

The undersigned, a stockholder of Noble International, Ltd., a Delaware corporation, appoints Michael C. Azar his, her or its true and lawful agent and proxy, with full power of substitution, to vote all the shares of Common Stock that the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders of Noble International, Ltd. to be held at Birmingham Country Club, 1750 Saxon Drive, Birmingham, MI 48009, on Friday, May 5, 2000, at 10:00 a.m., and any adjournment thereof, with respect to the following matters which are more fully explained in the Proxy Statement of the Company dated April 14, 2000 receipt of which is acknowledged by the undersigned:

     ITEM 1: ELECTION OF CLASS I DIRECTORS.

     ______  FOR all nominees           ______  WITHHOLD AUTHORITY
     (Except as listed below.)                  (As to all nominees.)

     Nominees:      Daniel W. Sampson, Jonathan P. Rye and Richard K. Mastain.

     Instruction:   To withhold authority to vote for any individual nominee(s), write that nominee"s name in the space provided below.

                    ---------------------------------------------------------


     ITEM 2: RATIFICATION OF INDEPENDENT PUBLIC ACCOUNTANTS

             _____ FOR               _____ AGAINST              _____ ABSTAIN


     ITEM 3: OTHER MATTERS. The Board of Directors at present knows of no other matters to be brought before the Annual Meeting.

This proxy will be voted in accordance with the instructions given. If no direction is made, the shares represented by this proxy will be voted FOR the election of the directors nominated by the Board of Directors and will be voted in accordance with the discretion of the proxy upon all other matters which may come before the Annual Meeting.

                                      DATED:____________________________, 2000


                                      -----------------------------------------
                                               Signature of Stockholder


                                      -----------------------------------------
                                                Signature of Stockholder

                  PLEASE SIGN AS YOUR NAME APPEARS ON THE PROXY
            Trustees, Guardians, Personal and other Representatives,
                          please indicate full titles.

          IMPORTANT: PLEASE VOTE, DATE, SIGN AND RETURN THE PROXY CARD
                PROMPTLY USING THE ENCLOSED POSTAGE-PAID ENVELOPE